Exhibit 99.1

PRESS RELEASE

Denham Capital provides DSI Sustainability Bond to South Jersey Industries

Inaugural sustainability-focused private placement bond tranche for South Jersey Industries

Jersey City, NJ — July 19, 2022 — Denham Sustainable Infrastructure (“DSI”) is pleased to announce it has committed to a corporate private bond investment through its Sustainable Infrastructure Credit platform, as part of South Jersey Industries Inc.’s (“SJI”) latest private placement financing.

SJI is a US-based energy infrastructure holding company headquartered in Folsom, NJ that delivers energy services to customers through two primary subsidiaries: SJI Utilities, Inc. and SJI Energy Enterprises, Inc.

On July 14, 2022, SJI entered a Note Purchase Agreement, arranged by KeyBanc Capital Markets and PNC, providing for the issuance in a private placement of $400 million aggregate principal amount of senior unsecured fixed rate notes in four series.  One of those series consists of notes in an aggregate principal amount of $80 million (the “Green Bonds”), whose net proceeds are required to be used for sustainable projects under a self-certification framework using Key Performance Indicators and parameters aligned with Denham Sustainable Infrastructure Credit.  Of such amount, $200 million, including $40 million of Green Bonds, were issued on July 14, 2022.  The remaining 200 million of notes, including $40 million of Green Bonds, are expected to be issued on September 15, 2022.

Eligibility criteria for the Green Bonds cover a range of assets, including renewables, green hydrogen production, distribution, transmission or storage, biogas production, and upgrades or retrofits intended to reduce energy consumption through smart grids and other technologies.

The transaction marks an important milestone from Denham’s Sustainable Infrastructure Credit Platform, having now committed to six transactions since its first investment in December 2021.

Jorge Camiña, Partner and Head of Sustainable Infrastructure Credit at Denham Capital, added:

“We are thrilled to provide this Green Bond investment to support SJI’s vision to advance towards a clean energy future and achieve carbon-neutral operations by 2040.

Sustainability is at the forefront of our Sustainable Infrastructure Credit platform commitment. SJI’s plans in decarbonization initiatives, renewable energy investments and energy efficiency measures align with Denham’s drive to support and invest in the supply of safe, reliable, affordable, and sustainable energy.”

Steven Cocchi, Senior Vice President and Chief Financial Officer at South Jersey Industries Inc., added:

“SJI has historically been committed to providing our customers and communities with safe, reliable, affordable, clean energy. We are proud to partner with Denham Capital and look forward to utilizing the Green Bonds to continue to invest in innovative technologies to advance our mission to provide a clean energy future for our 700,000+ families and businesses who rely on us each day.”

About Denham Capital

Denham Capital is a global sustainable infrastructure, energy and resources focused investment firm, with more than $12 billion of invested and committed capital across multiple fund vehicles since inception. Specializing in private equity, infrastructure and debt, Denham invests in sectors that are essential to economic growth. Denham’s investments help deliver the sustainable infrastructure, energy and mineral resources needed for everyday life and the energy transition. The Denham team comprises sector specialists with expertise that enables Denham to build, develop and exit valuable renewable power, energy storage, water infrastructure and resources assets. With an ongoing focus on opportunities in the global energy transition, Denham recognizes the need to build a low carbon economy and seeks to invest increasingly in companies and projects which share our vision for sustainable growth and long-term value creation. For more information, visit https://www.denhamcapital.com/sustainable-infrastructure

About SJI

SJI (NYSE: SJI), an energy infrastructure holding company based in Folsom, NJ, delivers energy services to customers through two primary subsidiaries:  SJI Utilities (SJIU) and SJI Energy Enterprises (SJIEE).  SJIU houses the company’s regulated natural gas utility operations, delivering safe, reliable and affordable natural gas to more than 700,000 residential, commercial and industrial customers across New Jersey via its South Jersey Gas and Elizabethtown Gas subsidiaries. SJIEE houses the company’s non-utility operations primarily focused on clean energy development and decarbonization via renewable energy production and energy management activities.  Visit sjindustries.com for more information about SJI and its subsidiaries.

Forward-Looking Statements

This release includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding SJI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All statements about SJI, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, strategy, financing needs, or future capital expenditures, should be considered forward-looking statements made in good faith by SJI, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this release, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of SJI’s management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause SJI’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by SJI.  SJI cautions that these risks and factors are not exclusive, and undue reliance should not be put on forward-looking statements. Forward-looking statements speak only as of the date of this press release, and SJI does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Contact Details

Denham Media	Elizabeth Adams	+44 (0)7974 982 331	DenhamCapital@fticonsulting.com

South Jersey Industries	Dominick DiRocco	(732) 239-4462	ddirocco@sjindustries.com